CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the references to our firm in the Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our reports dated April 17, 1997 and May 27, 1997 on the financial statements and financial highlights of the Avondale Total Return Fund, Hodges Fund, Perkins Opportunity Fund and Pro-Conscience Women's Equity Mutual Fund, each a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 1997 Annual Report to Shareholders of each Fund which are incorporated by reference into the Statements of Additional Information.


                                                        Tait, Weller & Baker


Philadelphia, PA
June 30, 1997


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                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the references to our firm in the Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our reports dated May 9, 1997 on the financial statements and financial highlights of the Osterweis Fund and Harris Bretall Sullivan & Smith Growth Equity Fund, each a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 1997 Annual Reports to Shareholders of each Fund which are incorporated by reference into the Statements of Additional Information.


                                                         Ernst & Young LLP


Los Angeles, CA
June 30, 1997